In re Farmland Industries, Inc		Case No. 02-50557

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF NOVEMBER, 2003

REVENUE
Gross Income		$ 92,900,338.28
Less Cost of Goods Sold		$ 78,001,453.85
Materials	$ 77,985,360.98
Direct Labor
Overhead (Freight and Other)	$ 16,092.87
Gross Profit		$ 14,898,884.43

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 2,953,728.49
Advertising and Marketing	$ 892.32
Insurance	$ 3,584,435.85
Payroll Taxes	$ 178,176.44
Lease and Rent	$ 983,390.47
Telephone and Utlities	$ 3,880,890.57
Attorney and other Professional Fees	$ 2,938,285.67
UST Quarterly Fees	$ -
Other Expenses (includes other income)	$ (16,592,970.24)
Total Operating Expenses		$ (2,073,170.43)
Net Income (Loss)		$ 16,972,054.86

CURRENT ASSETS
Accounts Receivable at end of month (Does not include Intercompany)		$ 33,114,684.94
Increase (Decrease) in AR for month		$ 3,776,074.80
Inventory at end of month		$ 94,264,416.13
Increase (Decrease) in Inventory for month		$ 8,646,534.09
Cash at end of the month		$ 365,101,163.89
Increase (Decrease) in Cash for month		$ 78,745,950.39

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (316,262.17)
Increase (Decrease) in post-petition debt		$ (4,804,324.60)
Taxes Payable:
Federal Payroll Taxes	$ 30,000.00
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ (264,502.72)
Real Estate and Personal	$ (722,895.37)
Property Taxes (Real Property)	$ (1,696,196.86)
Other (see footnote 1)	$ (1,712,132.73)
Total Taxes Payable		$ (4,365,727.68)

Footnote 1
PRE-Fed MTR FUEL TAX-IC & SUBS (248001)	$ (5,663.77)
PRE-ST MTR FUEL TAX PAY (248101)	$ -
PRE-FED ENVIRON TAX PAY (249001)	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ -
USE TAX PAYABLE-MANUAL ENTRIES	$ (136,142.00)
FED HWY USE TAX PAY	$ -
FED MTR FUEL TAX-EST LIAB	$ (1,570,326.96)
ST MTR FUEL TAX PAY	$ -
PRE-USE TAX PAY-MANUAL (245002&12)	$ -
$ (1,712,132.73)